Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-254977
PROSPECTUS SUPPLEMENT
(To Base Prospectus dated April 8, 2022)
Up to $30,000,000 of Common Shares

Castor Maritime Inc.
We have entered into an equity distribution agreement (the “Distribution Agreement”) with Maxim Group LLC (“Maxim” or the “Sales Agent”) as our sales agent, relating to our common shares, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Distribution Agreement, we may, through our sales agent, offer and sell from time to time our common shares, par value $0.001 per share, having an aggregate offering amount of up to $30,000,000 (the “Aggregate Offering Amount”).
Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by sales made directly on or through the Nasdaq Capital Market (“Nasdaq”) or another market for our common shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the Sales Agent. Subject to the terms and conditions of the Distribution Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the Sales Agent not to sell any shares if the sales cannot be affected at or above the price designated by us in any such instruction.
We will pay the Sales Agent a commission equal to 2.0% of the Aggregate Offering Amount sold by the Sales Agent pursuant to the Distribution Agreement. In connection with the sale of our common shares on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent may be deemed to be underwriting commissions or discounts.
Our common shares are listed on Nasdaq under the symbol “CTRM”. The last reported sale price of our common shares on Nasdaq on May 19, 2023 was $0.67 per share.
Investing in our common shares involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page S-3 of this prospectus supplement, page 4 of the accompanying base prospectus, and in our annual report on Form 20-F for the fiscal year ended on December 31, 2022, filed with the U.S. Securities and Exchange Commission on March 8, 2023 (the “2022 Annual Report”), as updated by annual reports and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, to read about the risks you should consider before purchasing our common shares.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Maxim Group LLC
The date of this prospectus supplement is May 23, 2023.

PROSPECTUS SUPPLEMENT
PROSPECTUS
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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 (Registration No. 333-254977) that we filed with the United States Securities and Exchange Commission (the “SEC”).
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to this prospectus, we are referring to both parts combined.
This prospectus supplement relates to an offering of up to $30,000,000 of our common shares through Maxim. These sales, if any, will be made pursuant to the terms of the Distribution Agreement entered into between us and Maxim on May 23, 2023.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, our common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find Additional Information” before investing in our common shares.
This prospectus does not contain all of the information in the registration statement. Documents establishing the terms of the offered common shares, as well as the Distribution Agreement, are filed as exhibits to the registration statement or will be filed with documents that we file or furnish to the SEC and incorporate by reference in this prospectus supplement. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.
We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is different or to make any representations other than as contained or incorporated by reference into this prospectus and any such free writing prospectus. We and the Sales Agent take no responsibility for and can provide no assurance as to the reliability of, any information that others may give you. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus relating to this offering prepared by or on behalf of us is accurate as of the dates of the applicable documents, regardless of the time of delivery of such documents or the date of any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus is delivered or a sale of our common shares is made pursuant to this prospectus, neither we nor the Sales Agent is implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus relating to this offering prepared by or on behalf of us or in the documents incorporated by reference herein or therein to be investment, legal or tax advice. We and the Sales Agent encourage you to consult with your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our common shares.
We are offering to sell, and seeking offers to buy, common shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context otherwise requires, as used in this prospectus supplement, the terms “Company”, “we”, “us” and “our” refer to Castor Maritime Inc. and all of its subsidiaries, and “Castor Maritime Inc.” refers only to Castor Maritime Inc. and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight
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of cargo and supplies that a vessel can carry. Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts presented in this prospectus supplement are in, United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.
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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus or in documents incorporated by reference in this prospectus may constitute forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all matters that are not historical facts or matters of fact at the date of the applicable document.
We are including this cautionary statement in connection with this safe harbor legislation. This prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. These forward-looking statements may generally, but not always, be identified by the use of works such as “anticipate,” “believe,” “targets,” “likely,” “will,” “would,” “could,” “should,” “seeks,” “continue,” “contemplate,” “possible,” “might,” “expect,” “intend,” “estimate,” “forecast,” “project,” “plan,” “objective,” “potential,” “may,” “anticipates” or similar expressions or phrases.
The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these forward-looking statements, including these expectations, beliefs or projections.
•	the effects of the spin-off of our former tanker business;
•	our business strategy, expected capital spending and other plans and objectives for future operations;
•
dry bulk and containership market conditions and trends, including volatility in charter rates (particularly for vessels employed in short-term time charters or index linked period time charters), factors affecting supply and demand, fluctuating vessel values, opportunities for the profitable operations of dry bulk and container vessels and the strength of world economies;

•
the rapid growth of our fleet, our ability to realize the expected benefits from our past or future vessel acquisitions, and the effects of our fleet’s growth on our future financial condition, operating results, future revenues and expenses, future liquidity, and the adequacy of cash flows from our operations;

•
our relationships with our current and future service providers and customers, including the ongoing performance of their obligations, dependence on their expertise, compliance with applicable laws, and any impacts on our reputation due to our association with them;

•
our ability to borrow under existing or future debt agreements or to refinance our debt on favorable terms and our ability to comply with the covenants contained therein, in particular due to economic, financial or operational reasons;

•	our continued ability to enter into time or voyage charters with existing and new customers, and to re-charter our vessels upon the expiry of the existing charters;
•	changes in our operating and capitalized expenses, including bunker prices, dry-docking, insurance costs, costs associated with regulatory compliance, and costs associated with climate change;
•
our ability to fund future capital expenditures and investments in the acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

•	instances of off-hire, including due to limitations imposed by COVID-19 and/or due to vessel upgrades and repairs;
•	future sales of our securities in the public market and our ability to maintain compliance with applicable listing standards;
•	volatility in our share price, including due to high volume transactions in our shares by retail investors;
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•	potential conflicts of interest involving affiliated entities and/or members of our Board of Directors (the “Board”), senior management and certain of our service providers that are related parties;
•	general domestic and international political conditions or events, including “trade wars”, global public health threats and major outbreaks of disease;
•
changes in seaborne and other transportation, including due to fluctuating demand for dry bulk and container vessels and/or disruption of shipping routes due to accidents, political events, international sanctions, international hostilities and instability, piracy or acts of terrorism;

•	changes in governmental rules and regulations or actions taken by regulatory authorities, including changes to environmental regulations applicable to the shipping industry;
•	the impact of adverse weather and natural disasters; and
•	any other factor described in this prospectus and from time to time in our reports.
Any forward-looking statements contained or incorporated by reference herein are made only as of the date of this prospectus, and except to the extent required by applicable law, we undertake no obligation to update any forward-looking statement or statements, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. See our 2022 Annual Report, including but not limited to those factors discussed in “Item 3. Key Information—D. Risk Factors” therein, the section titled “Risk Factors” herein, and/or our other filings with the SEC for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.
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PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus and any documents incorporated by reference, as well as the financial statements included in any documents incorporated by reference. See “Where You Can Find Additional Information.” This summary may not contain all of the information that may be important to you and you should review carefully the entire prospectus and the more detailed information that is included in this prospectus and in the documents incorporated by reference.
Our Company
We are a growth-oriented global shipping company that was incorporated in the Republic of the Marshall Islands in September 2017 for the purpose of acquiring, owning, chartering and operating oceangoing cargo vessels. We are a provider of worldwide seaborne transportation services for dry bulk and container cargoes. As of the date of this prospectus supplement, we own a fleet of 21 vessels, with an aggregate capacity of 1.7 million dwt, currently consisting of one Capesize, seven Kamsarmax, 11 Panamax dry bulk vessels (which includes the M/V Magic Moon, which we have agreed to sell) and two 2,700 TEU containership vessels.
As of May 19, 2023, we had 94,610,088 issued and outstanding common shares. Upon the exercise of our outstanding warrants, we may issue up to an additional 19,360,978 common shares. We also have outstanding 12,000 Series B preferred shares (the “Series B Preferred Shares”), each of which has the voting power of 100,000 common shares.
We intend to expand our fleet in the future and may acquire additional vessels, including to replace existing vessels and to reduce the average age of our fleet, and potentially, if our Board so determines, may acquire vessels in other sectors, based on, in each case, our assessment of market conditions and subject to certain conditions set out in resolutions of our Board passed in connection with the spin-off of our former tanker segments. We intend to acquire additional vessels principally in the secondhand market, including acquisitions from third-parties, and we may also acquire additional vessels from related parties, provided that such related party acquisitions are negotiated and conducted on an arms-length basis. We may also enter into newbuilding contracts to the extent that we believe they present attractive opportunities.
Notice of Minimum Bid Price Deficiency
On April 20, 2023, we received written notification from The Nasdaq Stock Market (the “Nasdaq”) indicating that because the closing bid price of the Company’s common shares for 30 consecutive business days, from March 8, 2023 to April 19, 2023, was below the minimum $1.00 per share bid price requirement for continued listing on the Nasdaq, we are not in compliance with Nasdaq Listing Rule 5550(a)(2).
Pursuant to the Nasdaq Listing Rule 5810(c)(3)(A), the applicable grace period to regain compliance is 180 days, or October 17, 2023. We intend to monitor the closing bid price of our common shares during the compliance period and is considering our options to regain compliance with the Nasdaq minimum bid price requirement. We can cure this deficiency if the closing bid price of its common shares is $1.00 per share or higher for at least ten consecutive business days during the grace period. In the event we do not regain compliance within the grace period and meets all other listing standards and requirements, we may be eligible for an additional 180-day grace period.
We intend to cure the deficiency within the prescribed grace period, including, if necessary, by implementing a reverse stock split. During this time, the Company’s common shares continue to be listed and trade on the Nasdaq. Our business operations are not affected by the receipt of the notification.
Corporate Information
Our registered office in the Marshall Islands is located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. Our registered agent in the Republic of the Marshall Islands at such address is The Trust Company of the Marshall Islands, Inc. Our principal executive office is located at 223 Christodoulou Chatzipavlou Street, Hawaii Royal Gardens, 3036 Limassol, Cyprus. Our principal executive office telephone number is + 357 25 357 767. Our corporate website address is www.castormaritime.com. The information contained on our website does not constitute part of this prospectus.
You can find a more detailed description of our business in our 2022 Annual Report and Form 6-K filed with the SEC on May 23, 2023, which are incorporated by reference in this prospectus supplement, or similar sections in subsequent filings incorporated by reference in this prospectus supplement.

THE OFFERING
Issuer
Castor Maritime Inc., a Marshall Islands corporation.
Securities Offered by Us
Common shares having an aggregate offering amount of up to $30,000,000.
Manner of Offering
“At-the-market offering” that may be made from time to time through our sales agent, Maxim. See “Plan of Distribution” on page S-9.
Use of Proceeds
We intend to use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, working capital, funding for vessel and other asset or share acquisitions or for other general corporate purposes, or a combination thereof. Asset acquisitions may be structured as individual asset purchases, the acquisition of the equity interests of vessel owning entities or the acquisition of the equity interests of the direct or indirect owner of one or more vessels or shipping assets. We may choose to raise less than the maximum $30,000,000 in gross offering proceeds permitted by this prospectus.
Risk Factors
Investing in our common shares is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in our 2022 Annual Report, which is incorporated by reference herein, to read about the risks you should consider before purchasing our common shares.
Listing
Our common shares currently trade on the Nasdaq under the symbol “CTRM” and on the Norwegian OTC, or the NOTC, under the symbol “CASTOR”.

RISK FACTORS
An investment in our common shares involves a high degree of risk and uncertainty. We have identified a number of risk factors which you should consider before investing in our common shares. Before making an investment in our securities, you should consider carefully the risks set forth below, those risk factors set forth under the heading “Risk Factors” in our 2022 Annual Report incorporated by reference in this prospectus supplement, and in any other documents we have incorporated by reference in this prospectus supplement or the accompanying prospectus. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. The occurrence of one or more of these risk factors could adversely affect our results of operations or financial condition and you may lose all or part of your investment in our common shares.
Risk Factors Relating to the Offering
We may fail to meet the Nasdaq continuous listing criteria and Nasdaq may delist our common shares from its exchange which could limit your ability to make transactions in our securities and subject us to additional trading restrictions.
On April 20, 2023, we received written notification from Nasdaq indicating that, because the closing bid price of the Company’s common shares for 30 consecutive business days from March 8, 2023 to April 19, 2023 was below the minimum $1.00 per share bid price requirement for continued listing on the Nasdaq, the Company was not in compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2). Pursuant to the Nasdaq Listing Rule 5810(c)(3)(A), the applicable grace period to regain compliance is 180 days, or October 17, 2023. We intend to monitor the closing bid price of our common shares during the compliance period and to cure the deficiency within the prescribed grace period, including, if necessary, by implementing a reverse stock split. We previously received written notification from the Nasdaq on April 14, 2020 regarding our compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2), following which we completed a 1-for-10 reverse stock split of our common shares on May 28, 2021 and regained compliance with the Nasdaq’s minimum bid price requirement shortly thereafter.
If we are unable to regain compliance with the minimum bid price requirement of Nasdaq trading of our common shares may be suspended or our common shares may be delisted from trading on the Nasdaq. If a suspension or delisting of our common shares were to occur there would be significantly less liquidity in the suspended or delisted common shares. In addition, our ability to raise additional capital through equity or debt financing would be greatly impaired. A suspension or delisting may also breach the terms of certain of our material contracts, such as the Distribution Agreement. There can be no assurance that we will maintain compliance with the minimum bid price requirements of Nasdaq in the future.
Previous share issuances and future issuances of additional shares, or the potential for such issuances, may impact the price of our common shares and could impair our ability to raise capital through subsequent equity offerings. Shareholders may experience significant dilution as a result of any such issuances.
We have already issued and sold large quantities of our common shares pursuant to previous public and private offerings of our equity and equity-linked securities. The Company had 94,610,088 issued and outstanding common shares as of May 19, 2023. Upon the exercise of our outstanding warrants, the Company may issue up to an additional 19,360,978 common shares. Additionally, the Company has an authorized share capital of 1,950,000,000 common shares that it may issue without further shareholder approval. Our growth strategy may require the issuance of a substantial amount of additional shares. We cannot assure you at what price the offering of our shares in the future, if any, will be made but they may be offered and sold at a price significantly below the current trading price of our common shares or the acquisition price of common shares by shareholders and may be at a discount to the trading price of our common shares at the time of such sale. Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.
In addition, we may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, debt prepayments, future vessel acquisitions, without shareholder approval, in a number of circumstances. To the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our common shares in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of shares of our common shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.
Our issuance of additional common shares or other equity securities of equal or senior rank, or the perception that such issuances may occur, could have the following effects:
•	our existing shareholders’ proportionate ownership interest in us will decrease;
•	the earnings per share and the per share amount of cash available for dividends on our common shares (as and if declared) could decrease;
•	the relative voting strength of each previously outstanding common share could be diminished;
•	the market price of our common shares could decline; and
•	our ability to raise capital through the sale of additional securities at a time and price that we deem appropriate, could be impaired.
The market price of our common shares could also decline due to sales, or the announcements of proposed sales, of a large number of common shares by our large shareholders, or the perception that these sales could occur.
It is not possible to predict the actual number of shares we will sell under the Distribution Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver a transaction notice to Maxim at any time throughout the term of the Distribution Agreement. The number of shares that are sold through Maxim after delivering a transaction notice will fluctuate based on a number of factors, including the market price of the common shares during the sales period, the limits we set with Maxim in any applicable transaction notice, and the demand for our common shares during the sales period. Because the price of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that we will sell or the gross proceeds we will receive in connection with those sales.
The common shares offered hereby will be sold in “at the market offerings”, and investors who buy common shares at different times will likely pay different prices.
Investors who purchase common shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of common shares sold in this offering. In addition, there is no minimum or maximum sales price for common shares to be sold in this offering. Investors may experience a decline in the value of the common shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, results of operations and cash flows, and cause the price of our common shares to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
We do not anticipate paying cash dividends and, accordingly, common shareholders must rely on share appreciation for any return on their investment.
We have never paid any cash dividends on our common shares. We currently intend to retain our future earnings, if any, to fund the development and growth of our businesses and do not anticipate that we will declare or pay any cash dividends on our common shares in the foreseeable future. As a result, capital appreciation, if any, of our common shares will be your sole source of gain on your investment for the foreseeable future. Investors seeking cash dividends should not invest in our common shares.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities offered by this prospectus supplement for capital expenditures, working capital funding for payments for vessel, other asset or share acquisitions or for other general corporate purposes, or a combination thereof. Asset acquisitions may be structured as individual assets purchases, the acquisition of the equity interests of vessel owning entities or the acquisition of the equity interests of the direct or indirect owner of one or more vessels or shipping assets.

CAPITALIZATION
The following table sets forth our capitalization as of March 31, 2023:
•	on an actual basis;
•	on an as adjusted basis, to give effect to events that have occurred between April 1, 2023, and May 19, 2023:
(1)	scheduled principal repayments under our existing credit facilities of approximately $6.3 million;
(2)	early principal prepayment under our secured credit facility with Chailease International Financial Services Co. Ltd. of $6.95 million relating to the sale of vessel M/V Magic Rainbow
•
on an as further adjusted basis to give effect to the issuance and sale of common shares covered by this prospectus. This calculation assumes the issuance and sale of 44,776,119 common shares using an assumed price of $0.67 per share, which is the closing price of our common shares on the Nasdaq on May 19, 2023, resulting in assumed net proceeds of approximately $29.1 million, after sales commissions and estimated offering expenses of 0.9 million. The actual number of shares issued, and the price at which they will be issued, may differ depending on the timing of the sales.

The “Actual” historical data in the table below is derived from, and should be read in conjunction with, the information included in our unaudited interim consolidated financial statements for the three months ended March 31, 2023 included in our Form 6-K filed with the SEC on May 23, 2023, which is incorporated by reference herein.
(All figures in U.S. dollars, except for share amounts)	Actual	As Adjusted	As Further Adjusted
Debt:
Long-term debt (including current portion) – Secured(1)	132,024,000	118,802,500	118,802,500
Total debt	$132,024,000	$118,802,500	$118,802,500

Shareholders’ equity:
Common shares, $0.001 par value; 1,950,000,000 shares authorized; 94,610,088 shares issued and outstanding on an actual and as adjusted basis and 139,386,207 on an as further adjusted basis	$94,610	$94,610	$139,386
Series B Preferred Shares; 12,000 shares issued and outstanding on an actual, adjusted and as further adjusted basis	12	12	12
Additional paid-in capital	265,738,721	265,738,721	294,798,139
Retained earnings	168,571,579	168,571,579	168,571,579
Total Shareholders’ Equity	$434,404,922	$434,404,922	$463,509,116

Total Capitalization	$566,428,922	$553,207,422	$582,311,616
(1)	Long Term Debt is presented gross of deferred financing costs and the capitalization table does not take into account any amortization of deferred finance fees incurred after March 31, 2023.

DIVIDEND POLICY
To date we have not paid any cash dividends to our shareholders and we may never pay dividends. We cannot assure you that we will be able to pay dividends at all, and our ability to pay dividends will be subject to the limitations set forth below.
Under our Bylaws, our Board may declare and pay dividends in cash, stock or other property of the Company. Our Board will continue to assess our dividend policy. The declaration and payment of dividends, if any, will always be subject to the discretion of our Board, restrictions contained in any of our agreements (including our current and future credit facilities) and the requirements of Marshall Islands law. If the Board determines to declare dividends, the timing and amount of any dividends declared will depend on, among other things, our earnings, financial condition and cash requirements (including current capital expenditure programs) and availability, our ability to obtain debt and equity financing on acceptable terms as contemplated by our growth strategy, investment opportunities, overall market conditions and the ability of our subsidiaries to distribute funds to us. The foregoing is not an exhaustive list of factors which may impact the payment of dividends. The dry bulk and tanker industries are highly volatile, and we cannot predict with certainty the amount of cash, if any, that will be available for distribution as dividends in any period. Also, there may be a high degree of variability from period to period in the amount of cash that is available for the payment of dividends.
Marshall Islands law provides that we may pay dividends on and redeem any shares of capital stock only to the extent that assets are legally available for such purposes. Legally available assets generally are limited to our surplus, which essentially represents our retained earnings and the excess of consideration received by us for the sale of shares above the par value of the shares. In addition, under Marshall Islands law, we may not pay dividends on or redeem any shares of capital stock if we are insolvent or would be rendered insolvent by the payment of such a dividend or the making of such redemption.

DESCRIPTION OF SECURITIES WE ARE OFFERING
For the complete terms of our capital stock, please refer to “Description of Share Capital” in the accompanying prospectus, which is incorporated by reference herein. See also the description of our common shares in “Item 10. Additional Information—B. Memorandum and Articles of Association” and Exhibit 2.2 of our 2022 Annual Report, each of which is incorporated by reference herein, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus supplement and that are incorporated by reference into the registration statement on Form F-3 of which the prospectus forms a part (Registration No. 333-254977).

PLAN OF DISTRIBUTION
We have entered into the Distribution Agreement pursuant to which we may issue and sell up to an aggregate of $30,000,000 of our common shares from time to time solely through Maxim acting as sales agent. A copy of the Distribution Agreement will be filed as an exhibit to a Report on Form 6-K and incorporated by reference herein. Our common shares registered under this prospectus are subject to sale under such agreement.
Upon delivery of a transaction notice and subject to the terms and conditions of the Distribution Agreement, Maxim may sell our common shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for our common shares or to or through a market maker. Maxim may also sell our common shares by any other method permitted by law, including in privately negotiated transactions. We or Maxim may terminate the Distribution Agreement and the offering of our common shares upon notice.
We will pay Maxim commissions for its services in acting as our sales agent in the sale of our common shares pursuant to the Distribution Agreement. Maxim will be entitled to compensation at a fixed commission rate equal to 2% of the Aggregate Offering Amount sold by Maxim pursuant to the Distribution Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Maxim for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $50,000. Additionally, we have agreed to reimburse Maxim $5,000 for its legal fees on each Bringdown Date (as defined in the Distribution Agreement) while this offering is open and, if we increase the size of this offering, $15,000 for its legal fees for each prospectus supplement filed for such purpose.
Settlement for sales of common shares, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon.
Maxim will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq. In connection with the sale of the common shares on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Maxim against certain civil liabilities, including liabilities under the Securities Act.
The offering of our common shares pursuant to the Distribution Agreement will terminate upon the earlier of the (i) sale of all of our common shares provided for in this prospectus, or (ii) termination of the Distribution Agreement as permitted therein. We may terminate the Distribution Agreement with five days of prior written notice. Maxim may terminate the Distribution Agreement at any time upon written notice.
Maxim and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus.
This prospectus in electronic format may be made available on a web site maintained by Maxim and Maxim may distribute this prospectus electronically.

TAX CONSIDERATIONS
You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of our 2022 Annual Report incorporated by reference herein.
EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus, all of which will be paid by us.
SEC Filing Fee	$3,306
FINRA Fee*	$225,500
Legal Fees and Expenses	$50,000
Accountants’ Fees and Expenses	$12,000
Miscellaneous Costs	$5,000
Total	$295,806
*	The FINRA Fee was paid with respect to all securities that may be offered pursuant to the registration statement on Form F-3 (Registration No. 333-254977) of which this prospectus forms a part.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a Republic of the Marshall Islands corporation and our principal executive offices are located outside the United States. All of the directors, officers and our independent registered public accounting firm reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors, officers and our independent registered public accounting firm are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.
Furthermore, there is substantial doubt that courts of such jurisdictions would enforce judgments of U.S. courts obtained in actions against us, our directors or officers and such experts based upon the civil liability provisions of applicable U.S federal and state securities laws or would enforce, in original actions, liabilities against us, our directors or officers and such experts based on those laws.

VALIDITY OF SECURITIES
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP. We are also being represented as to certain matters of U.S. federal law and New York state law by Sullivan & Cromwell LLP. Ellenoff Grossman & Schole LLP is representing the Sales Agent in this offering.
EXPERTS
The financial statements of Castor Maritime Inc. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this Prospectus, by reference to Castor Maritime Inc.’s annual report on Form 20-F for the year ended December 31, 2022, have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Str., 15125 Maroussi, Athens, Greece.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement on Form F-3 (Registration No. 333-254977) relating to the securities offered by this prospectus supplement with the SEC. This prospectus supplement is a part of that registration statement, which includes additional information
Available Information
We file annual reports and other information with the SEC. However, as a “foreign private issuer” we are allowed four months from the end of our fiscal year to file our annual report with the SEC, and we are not required to disclose certain detailed information regarding executive compensation that is required from United States domestic issuers. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently as companies that are not foreign private issuers whose securities are registered under the Exchange Act. Also, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a foreign private issuer, our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that website is http://www.sec.gov. Other than as described below, the information contained in or accessible from that website is not part of this prospectus supplement.
Our filings are also available on our website at http://www.castormaritime.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus is part of a registration statement on Form F-3 relating to the securities covered by this prospectus that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.
Information Incorporated by Reference
The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus.

We incorporate by reference in this prospectus supplement the documents listed below which have been filed with the SEC:
•
Our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on March 8, 2023, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•	Our subsequent reports on Form 20-F that we file with the SEC prior to the termination of this offering;
•
The description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-38802), filed with the SEC on February 6, 2019, as amended on February 8, 2019, March 21, 2019 and May 28, 2021 and the description, including Exhibit 2.2 to our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on March 8, 2023;

•	Our reports on Form 6-K filed with the SEC on March 20, 2023, April 3, 2023, April 19, 2023, April 24, 2023 and May 23, 2023 (Film No. 23949341); and
•
Our reports on Form 6-K that we furnish to the SEC prior to the termination of this offering, only to the extent that they expressly state that we incorporate them by reference into this prospectus supplement.

Information in later documents that is incorporated by reference will automatically update and supersede information in earlier documents in this prospectus.
We have not, and the Sales Agent has not, authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained or incorporated by reference in this prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus is delivered or sale pursuant to this prospectus is made, neither we nor the Sales Agent are implying that the information is current as of the date of the delivery or sale.
You may request a free copy of the above-mentioned filings or any subsequent filing we incorporate by reference to this prospectus by writing or telephoning us at the following address:
Castor Maritime Inc.
Attn: Petros Panagiotidis
223 Christodoulou Chatzipavlou Street
Hawaii Royal Gardens,
3036 Limassol
Cyprus
+ 357 25 357 767
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

PROSPECTUS
$450,000,000

Common Shares, Preferred Share Purchase Rights, Preferred Shares,
Debt Securities, Warrants, Purchase Contracts, Rights and Units

Through this prospectus, we may offer from time to time in one or more offerings up to an aggregate of $450,000,000 of our common shares (including preferred share purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights or unit (the “securities”). The securities will be offered in amounts, at prices and on terms to be determined at the time of their offering and will be described in a supplement to this prospectus.
The securities may be sold directly, on a continuous or delayed basis, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution.” We may also describe the plan of distribution for any particular offering of the securities in any applicable prospectus supplement. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
Our common shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CTRM”. The stock market in general, and the market for shipping companies in particular, have experienced extreme volatility that has often been unrelated or disproportionate to the operating performance of particular companies. As a result of this volatility, investors may experience rapid and substantial losses on their investment in our common shares that are unrelated to our operating performance. Our share price has been volatile and may continue to be volatile. During 2021, the market price of our common shares on the Nasdaq has fluctuated from an intra-day low of $1.75 per share on January 8, 2021, to an intra-day high of $19.50 per share on February 11, 2021. On December 31, 2021, the closing price of our common shares was $1.42 per share and on March 28, 2022, it was $1.84 per share. There can be no guarantee that the price of our common shares will not experience similar volatility in the future or that you will be able to sell common shares that you buy from us pursuant to this registration statement at a price equal to or greater than the price that you pay for them or at all.
Investing in our securities involves a high degree of risk. Before you make an investment in our securities, you should carefully consider the section entitled “Risk Factors” beginning on page 4 of this prospectus, and the other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 8, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may, from time to time, offer and sell up to $450,000,000 of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide you with a prospectus supplement that will provide specific information about the securities being offered and describe the specific terms of that offering. A prospectus supplement may also include a discussion of any additional risk factors or other special considerations that apply to the securities being offered and add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. We may also add, update or change information contained in this prospectus by incorporating by reference information that we file or furnish to the SEC. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described under “Where You Can Find Additional Information.”
This prospectus and any prospectus supplement are part of a shelf registration statement we filed with the SEC and do not contain all of the information in the registration statement. Documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed with documents that we file or furnish to the SEC and incorporate by reference in this prospectus. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain as described below under “Where You Can Find Additional Information.”
We have not authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. The information contained or incorporated by reference in this prospectus and any prospectus supplement is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus or a prospectus supplement are delivered or sale pursuant to this prospectus or a prospectus supplement is made, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus, any prospectus supplement or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.
We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context otherwise requires, as used in this prospectus, the terms “Company”, “we”, “us” and “our” refer to Castor Maritime Inc. and all of its subsidiaries, and “Castor Maritime Inc.” refers only to Castor Maritime Inc. and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts presented in this prospectus are in, United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.
ii

CASTOR MARITIME INC.
We are a growth-oriented global shipping company that was incorporated in the Republic of the Marshall Islands for the purpose of acquiring, owning, chartering and operating oceangoing cargo vessels. We are a provider of worldwide seaborne transportation services for dry bulk cargo as well as crude oil and refined petroleum products. During 2021 and as of the date of this prospectus, we grew our dry bulk fleet from six to 20 dry bulk vessels, and we established our tanker operations by acquiring seven Aframax/LR2 and two Handysize tanker vessels. These acquisitions were financed using a mix of cash from operations and the net cash proceeds from our equity and debt financing transactions. As of the date of this prospectus, our fleet consisted of 20 dry bulk carriers, seven Aframax/LR2 tankers and two Handysize tankers with an aggregate cargo carrying capacity of 2.5 million dwt and an average age of 13.9 years.
Our fleet vessels operate in the time charter and voyage charter markets, while some of our tanker vessels currently operate in pools. Our commercial strategy primarily focuses on deploying our fleet under a mix of period time charters and trip time charters according to our assessment of market conditions, adjusting the mix of these charters to take advantage of the relatively stable cash flows and high utilization rates associated with period time charters or to profit from attractive trip charter rates during periods of strong charter market conditions.
Our vessels are technically managed by Pavimar S.A. (“Pavimar”), a company controlled by Ismini Panagiotidis, the sister of our Chairman, Chief Executive Officer and Chief Financial Officer, Petros Panagiotidis. Under the technical management agreements, our ship-owning subsidiaries pay a daily fee to Pavimar for the provision of a wide range of shipping services such as crew management, technical management, operational employment management, insurance management, provisioning, bunkering, accounting and audit support services.
Our vessels are commercially managed by Castor Ships S.A. (“Castor Ships”), a company controlled by our Chairman, Chief Executive Officer and Chief Financial Officer, Petros Panagiotidis. Castor Ships manages our business overall and provides us with commercial, chartering and administrative services, including securing employment for our fleet, arranging and supervising the vessels’ commercial operations, handling all of our vessel sale and purchase transactions, undertaking related shipping project and management advisory and support services, as well as other associated services requested from time to time by us and our ship-owning subsidiaries. In exchange for these services, we and our subsidiaries pay Castor Ships (i) a flat quarterly management fee for the management and administration of our business, (ii) a daily fee per vessel for the provision of commercial services and (iii) a commission on all charter agreements and on each sale and purchase transaction.
As of March 28, 2022, we had 94,610,088 issued and outstanding common shares. Upon the exercise of our outstanding warrants, we may issue up to an additional 19,360,978 common shares. We also have outstanding 12,000 Series B Preferred Shares, each of which has the voting power of 100,000 common shares.
We were incorporated under the laws of the Republic of the Marshall Islands in September 2017. Our registered office in the Marshall Islands is located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. Our registered agent in the Republic of the Marshall Islands at such address is The Trust Company of the Marshall Islands, Inc. Our principal executive office is located at 223 Christodoulou Chatzipavlou Street, Hawaii Royal Gardens, 3036 Limassol, Cyprus. Our principal executive office telephone number is + 357 25 357 767. Our corporate website address is www.castormaritime.com. The information contained on our website does not constitute part of this prospectus.
You can find a more detailed description of our fleet, business, management arrangements and other information in our annual report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 31, 2022 (the “Annual Report”) incorporated by reference in this prospectus, or similar sections in our subsequent filings incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus or in documents incorporated by reference in this prospectus may constitute forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all matters that are not historical facts or matters of fact at the date of the applicable document.
We are including this cautionary statement in connection with this safe harbor legislation. Forward-looking statements, which reflect our current views with respect to future events and financial performance. These forward-looking statements may generally, but not always, be identified by the use of works such as “anticipate,” “believe,” “targets,” “likely,” “will,” “would,” “could,” “should,” “seeks,” “continue,” “contemplate,” “possible,” “might,” “expect,” “intend,” “estimate,” “forecast,” “project,” “plan,” “objective,” “potential,” “may,” “anticipates” or similar expressions or phrases.
The forward-looking statements in this prospectus or in documents incorporated by reference in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these forward-looking statements, including these expectations, beliefs or projections.
In addition to these assumptions, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include generally:
•	our business strategy, expected capital spending and other plans and objectives for future operations;
•
dry bulk and tanker market conditions and trends, including volatility in charter rates, factors affecting supply and demand, fluctuating vessel values, opportunities for the profitable operations of dry bulk and tanker carriers and the strength of world economies;

•
the rapid growth of our fleet, our ability to realize the expected benefits from our past or future vessel acquisitions, and the effects of our fleet’s growth on our future financial condition, operating results, future revenues and expenses, future liquidity, and the adequacy of cash flows from our operations;

•
our relationships with our current and future service providers and customers, including the ongoing performance of their obligations, compliance with applicable laws, and any impacts on our reputation due to our association with them;

•
our ability to borrow under existing or future debt agreements or to refinance our debt on favorable terms and our ability to comply with the covenants contained therein, in particular due to economic, financial or operational reasons;

•	our continued ability to enter into time or voyage charters with existing and new customers, and to re-charter our vessels upon the expiry of the existing charters;
•	changes in our operating and capitalized expenses, including bunker prices, dry-docking, insurance costs, costs associated with regulatory compliance, and costs associated with climate change;
•
our ability to fund future capital expenditures and investments in the acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

•	instances of off-hire, including due to limitations imposed by COVID-19 and/or due to vessel upgrades and repairs;
•	future sales of our securities in the public market and our ability to maintain compliance with applicable listing standards;
•	volatility in our share price, including due to high volume transactions in our shares by retail investors;
•	potential conflicts of interest involving members of our Board of Directors, senior management and certain of our service providers that are related parties;

•	general domestic and international political conditions or events, including “trade wars”, global public health threats and major outbreaks of disease;
•
changes in seaborne and other transportation, including due to fluctuating demand for dry bulk and tanker vessels and/or disruption of shipping routes due to accidents, political events, international hostilities and instability, piracy or acts of terrorism;

•	changes in governmental rules and regulations or actions taken by regulatory authorities, including changes to environmental regulations applicable to the shipping industry;
•	the impact of adverse weather and natural disasters; and
•	any other factor detailed from time to time in our reports.
Any forward-looking statements contained or incorporated by reference herein are made only as of the date of the particular statement, and except to the extent required by applicable law we undertake no obligation to update any forward-looking statement or statements, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. See “Risk Factors.” Risk factors described or incorporated by reference in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and any prospectus supplement, including the risks described under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. You should carefully consider all of these risks, including those summarized under “Cautionary Statement Regarding Forward-Looking Statements” above, any risks set forth under the heading “Risk Factors” in any prospectus supplement, as well as the other information included or incorporated by reference in this prospectus and any prospectus supplement before you decide whether to buy any of the securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer and you may lose all or part of your investment in such securities.

USE OF PROCEEDS
The use of proceeds from the sale of securities will be set forth in the applicable prospectus supplement. Unless we specify otherwise in any prospectus supplement, we may use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, working capital, to make vessel or other asset acquisitions or for general corporate purposes or a combination thereof.

CAPITALIZATION
A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus is a part will include information relating to our capitalization and indebtedness.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital is not complete and may not contain all the information you should consider before investing in our shares. This description is summarized from and qualified in its entirety by reference to, our Articles of Incorporation, as amended (the “Articles of Incorporation”), Bylaws, the Stockholders Rights Agreement by and between the Castor Maritime Inc. and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agreement”) and Marshall Islands law, including the Marshall Islands Business Corporations Act (the “BCA”). Our Articles of Incorporation, Bylaws and Rights Agreement have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See also “Item 10. Additional Information—B. Memorandum and Articles of Association” and Exhibit 2.2 of our Annual Report incorporated by reference herein, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.
Purpose
Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA. Under Marshall Islands law generally and our Articles of Incorporation and Bylaws there are no limitations on the ownership rights of our shareholders.
Authorized Capitalization
Under our Articles of Incorporation, our authorized capital stock consists of 2,000,000,000 shares. 1,950,000,000 shares are designated as common shares, par value $0.001 per share, of which 94,610,088 common shares are issued and outstanding as of March 28, 2022, and 50,000,000 shares are designated as preferred shares, par value $0.001 per share, of which 12,000 Series B Preferred Shares are currently issued and outstanding. We have also designated 480,000 Series A Preferred Shares and 1,000,000 shares as Series C Participating Preferred Shares, none of which are outstanding as of the date of this prospectus.
Description of Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our Board out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common shares are entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or pre-emptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common shares are subject to the rights of the holders of any preferred shares, which we have issued in the past or which we may issue in the future.
Share History
On May 28, 2021, we effected a 1-for-10 reverse stock split of our common shares without any change in the number of our authorized common shares. As a result of the reverse stock split, the number of outstanding shares as of May 28, 2021, was decreased to 89,955,848 while the par value of our common shares remained unchanged at $0.001 per share. All share and per share amounts, as well as warrant shares eligible for purchase under the Company’s effective warrant schemes have been retroactively adjusted to reflect the reverse stock split.
On September 22, 2017, pursuant to an Exchange Agreement between the Company, Spetses Shipping Co., and the shareholders of Spetses Shipping Co., we made certain issuances of our capital stock, including the issuance of 12,000 Series B Preferred Shares to Thalassa, a company controlled by Petros Panagiotidis, the Company’s Chairman, Chief Executive Officer and Chief Financial Officer. Each Series B Preferred Share has the voting power of one hundred thousand (100,000) common shares.
On November 21, 2017, we declared a dividend of one preferred share purchase right for each outstanding common share and adopted a stockholder rights plan, as set forth in the Rights Agreement. In connection with the Rights Agreement, we have designated 1,000,000 shares as Series C Participating Preferred Shares, none of which are outstanding as of the date of this prospectus.

On June 28, 2019, we entered into an equity distribution agreement (the “First Equity Distribution Agreement”), with Maxim Group LLC (“Maxim”) acting as a sales agent, under which we could, from time to time, offer and sell our common shares through an at-the-market offering (the “First ATM Program”), having an aggregate offering price of up to $10.0 million. No warrants, derivatives, or other share classes were associated with this transaction. From the First ATM Program effective date and as of December 31, 2021, we had raised gross and net proceeds (after deducting sales commissions and other fees and expenses) of $2.6 million and $2.3 million, respectively, by issuing and selling 61,811 common shares. On June 21, 2021, we terminated the First ATM Program.
On October 10, 2019, we reached an agreement with all of the holders of our then outstanding Series A Preferred Shares to waive until December 31, 2021 all due and overdue dividends and to adopt an amended and restated Statement of Designations on our Series A Preferred Shares. Pursuant to this amendment and restatement, on October 17, 2019, we issued 300,000 common shares to the holders of the Series A Preferred Shares in exchange for the waiver of approximately $4.3 million worth of dividends accumulated on the Series A Preferred Shares, for the period since their original issuance to June 30, 2019. On December 8, 2021, we redeemed in full all our Series A Preferred Shares at a cash liquidation preference of $30.00 per share, for a total amount of $14.4 million.
On January 27, 2020, we entered into a securities purchase agreement with YAII PN, LTD (the “Investor”), pursuant to which we agreed to sell and it agreed to purchase up to three convertible debentures for a maximum aggregate price of $5.0 million. During the period from January 2020 up until June 2020, the Investor had converted the full $5.0 million principal amount and $0.1 million of interest under the convertible debentures for 804,208 common shares.
On June 23, 2020, we entered into an agreement with Maxim, acting as underwriter, pursuant to which we offered and sold 5,911,000 units, each unit consisting of (i) one common share or a pre-funded warrant to purchase one common share at an exercise price equal to $0.10 per common share (a “Pre-Funded Warrant”), and (ii) one Class A Warrant to purchase one common share (a “Class A Warrant”), for $3.50 per unit (or $3.40 per unit including a Pre-Funded Warrant), (the “2020 June Equity Offering”). The 2020 June Equity Offering closed on June 26, 2020 and resulted in the issuance of 5,908,269 common shares and 5,911,000 Class A Warrants, which also included 771,000 over-allotment units pursuant to an over-allotment option that was exercised by Maxim on June 24, 2020. We raised gross and net cash proceeds from this transaction of approximately $20.7 million and $18.6 million, respectively. Further, as of December 31, 2021, an aggregate of 5,848,656 Class A Warrants have been exercised at an exercise price of $3.50 per warrant, for which we have received total gross proceeds of approximately $20.5 million.
On July 12, 2020, we entered into agreements with certain unaffiliated institutional investors pursuant to which we offered 5,775,000 common shares in a registered offering (the “2020 July Equity Offering”). In a concurrent private placement, we also issued warrants to purchase up to 5,775,000 common shares (the “Private Placement Warrants”). The aggregate purchase price for each common share and Private Placement Warrant was $3.00. In connection with the 2020 July Equity Offering, which closed on July 15, 2020, we received gross and net cash proceeds of approximately $17.3 million and $15.7 million, respectively. Further, as of December 31, 2021, an aggregate of 5,707,136 Private Placement Warrants have been exercised at an exercise price of $3.50 per warrant, for which we have received total gross proceeds of approximately $20.0 million.
On December 30, 2020, we entered into agreements with certain unaffiliated institutional investors pursuant to which we offered 9,475,000 common shares and warrants to purchase 9,475,000 common shares (the “January 5 Warrants”) in a registered direct offering which closed on January 5, 2021 (the “2021 January First Equity Offering”). The aggregate purchase price for each common share and January 5 Warrant was $1.90. In connection with this offering, we received gross proceeds of approximately $18.0 million and net proceeds of approximately $16.5 million, net of estimated fees and expenses of approximately $1.5 million. All of the January 5 Warrants have been exercised at an exercise price of $1.90 per warrant, for which we have received total gross proceeds of approximately $18.0 million.
On January 8, 2021, we entered into agreements with certain unaffiliated institutional investors pursuant to which we offered 13,700,000 common shares and warrants to purchase 13,700,000 common shares (the “January 12 Warrants”) in a registered direct offering which closed on January 12, 2021 (the “2021 January Second Equity Offering”). The aggregate purchase price for each common share and January 12 Warrant was $1.90. In connection with this offering, we received gross proceeds of approximately $26.0 million and net proceeds of approximately $24.1 million, net of estimated fees and expenses of approximately $1.9 million. All of the January 12 Warrants have been exercised at an exercise price of $1.90 per warrant, for which we have received total gross proceeds of approximately $26.0 million.
On April 5, 2021, we entered into agreements with certain unaffiliated institutional investors pursuant to which we offered and sold 19,230,770 common shares and warrants to purchase up to 19,230,770 common shares (the “April 7 Warrants”) in a registered direct offering which closed on April 7, 2021 (the “2021 April Equity Offering”). In connection with the 2021 April Equity Offering, we received gross and net cash proceeds of approximately $125.0 million and $116.3 million, respectively. As of December 31, 2021, all April 7 Warrants having an exercise price of $6.50 remained unexercised and potentially issuable into common shares.
On June 14, 2021, we entered into an equity distribution agreement, or the Second Equity Distribution Agreement, with Maxim acting as a sales agent, which we amended and restated on the date of this prospectus. Under the Second Equity Distribution Agreement, until June 14, 2022, we may, from time to time, offer and sell our common shares through an at-the-market offering (the “Second ATM Program”), having an aggregate offering price of up to $150.0 million. No warrants, derivatives, or other share classes were associated with this transaction. From the Second ATM Program effective date and as of the date of this prospectus, we had raised gross and net proceeds (after deducting sales commissions and other fees and expenses) of $12.9 million and $12.4 million, respectively, by issuing and selling 4,654,240 common shares.

DESCRIPTION OF DEBT SECURITIES
As specified in the applicable prospectus supplement, we may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee (to be named in a prospectus supplement), forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.”
The following describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus. The terms and provisions of any debt securities that we offer may differ from the terms described below, and may not be subject to or contain any or all of the terms described below. The specific terms and provisions of the debt securities, and the extent to which the general terms of the debt securities described in this prospectus apply to those debt securities, will be set forth in the applicable prospectus supplement. This description will include, where applicable:
•	the designation, aggregate principal amount and authorized denominations of such debt securities;
•	the issue price, expressed as a percentage of the aggregate principal amount of such debt securities;
•	the maturity date or dates of such debt securities;
•	the interest rate per annum, if any of such debt securities;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	the denominations in which the debt securities of the series will be issuable;
•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Each series of debt securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. We will provide you with information on the federal income tax considerations and other special considerations applicable to any debt securities in the applicable prospectus supplement.
The description in the applicable prospectus supplement of any debt securities the Company offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable indenture and any applicable supplemental indenture, which will be filed with the SEC if we offer any debt securities. You should read the applicable indenture, any applicable supplemental indenture and any applicable prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS
As specified in the applicable prospectus supplement, we may offer and issue warrants to purchase any of our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the number and type of our securities purchasable upon exercise of such warrants;
•	the price at which our securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. You should read the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS
As specified in the applicable prospectus supplement, we may offer and issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.
The applicable prospectus supplement relating to any purchase contracts we offer will specify the material terms of the purchase contracts and whether they will be issued separately or as part of units. The description in the applicable prospectus supplement of any purchase contracts we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract agreement, a form of which will be filed with the SEC if we offer purchase contracts. You should read the applicable purchase contract agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF RIGHTS
As specified in the applicable prospectus supplement, we may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. You should read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.
The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, a form of which will be filed with the SEC if we offer units. You should read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, whether individually or through an underwriting syndicate led by one or more managing underwriters, through agents, to dealers and/or directly to one or more purchasers. We may sell the securities from time to time at fixed prices, market prices prevailing at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices.
In addition, we may sell some or all of the securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus.
We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions; or
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement. We reserve the right to accept and, from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities, the proceeds to us, any underwriting discounts or commissions and other items constituting underwriters’ compensation.
Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions and on terms as may be set forth in the applicable prospectus supplement.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, to contribute to payments which the underwriters, dealers or agents may be required to make or to reimburse those persons for certain expenses.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

TAX CONSIDERATIONS
You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of our Annual Report incorporated by reference herein, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

EXPENSES
The following are the estimated expenses, other than any underwriting discounts and commissions and expenses reimbursed by us, of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which have been or will be paid by us.
SEC registration fee	$41,715
FINRA filing fee	$225,500
Legal fees and expenses	$*
Accounting fees and expenses	$*
Miscellaneous	$*
Total	$*
*	To be provided in a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference.

ENFORCEMENT OF CIVIL LIABILITIES
We are a Republic of the Marshall Islands corporation and our principal executive offices are located outside the United States. All of the directors, officers and our independent registered public accounting firm reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors, officers and our independent registered public accounting firm are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.
Furthermore, there is substantial doubt that courts of such jurisdictions would enforce judgments of U.S. courts obtained in actions against us, our directors or officers and such experts based upon the civil liability provisions of applicable U.S federal and state securities laws or would enforce, in original actions, liabilities against us, our directors or officers and such experts based on those laws.

VALIDITY OF SECURITIES
The validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP with respect to matters of United States and New York law and Seward & Kissel LLP with respect to matters of Marshall Islands law.
EXPERTS
The financial statements of Castor Maritime Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus, have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Str., 15125 Maroussi, Athens, Greece.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
Available Information
We file annual reports and other information with the SEC. However, as a “foreign private issuer” we are allowed four months from the end of our fiscal year to file our annual report with the SEC, and we are not required to disclose certain detailed information regarding executive compensation that is required from United States domestic issuers. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently as companies that are not foreign private issuers whose securities are registered under the Exchange Act. Also, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a foreign private issuer, our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that website is http://www.sec.gov. Other than as described below, the information contained in or accessible from that website is not part of this prospectus.
Our filings are also available on our website at http://www.castormaritime.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement on Form F-3 relating to the securities covered by this prospectus that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indentures and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.
Information Incorporated by Reference
The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus.
We incorporate by reference in this prospectus the documents listed below which have been filed with the SEC:
•	Our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 31, 2022;
•
The description of our common shares contained in our Registration Statement on Form 8-A (file No. 001-38802), filed with the SEC on February 6, 2019, as amended on February 8, 2019, March 21, 2019 and May 28, 2021 and the description of our registered securities contain in Exhibit 2.2 to our Annual Report on Form 20-F for the year ended December 31, 2021;

•	Our subsequent reports on Form 20-F that we file with the SEC; and
•	Our reports on Form 6-K that we furnish to the SEC after the date of this prospectus only to the extent that they expressly state that we incorporate them by reference into this prospectus.
Information in later documents that is incorporated by reference will automatically update and supersede information in earlier documents in this prospectus.
We have not authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained or incorporated by reference in this prospectus and any prospectus supplement is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus or a prospectus supplement are delivered or sale pursuant to this prospectus or a prospectus supplement is made, we are not implying that the information is current as of the date of the delivery or sale.

You may request a free copy of the above-mentioned filings or any subsequent filing we incorporate by reference to this prospectus by writing or telephoning us at the following address:
Castor Maritime Inc.
Attn: Petros Panagiotidis
223 Christodoulou Chatzipavlou Street
Hawaii Royal Gardens,
3036 Limassol
Cyprus
+ 357 25 357 767
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

$30,000,000 of Common Shares

PROSPECTUS SUPPLEMENT
May 23, 2023
Maxim Group LLC